AMENDMENT NO. 2 TO THE ESCROW AGREEMENT

This Amendment No. 2 to the Escrow Agreement made as of the 23rd day of December 2007 by and between K's Media (formerly known as Kinglake Resources, Inc.,) a Nevada corporation (the "KVME" or "Party A"); Orient Come Holdings Limited, a British Virgin Islands company ("Party A Subsidiary" or "Orient"); Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the PRC ("Chinese Advertisement Company" or "Party B"); the persons listed on Schedule A hereto ("Party B Shareholders"); and Arnstein & Lehr LLP, a law firm ("Escrow Agent") (each of the parties hereto is a "Party" and, collectively, they are the "Parties").

WITNESSETH

WHEREAS, the Parties entered into that certain Escrow Agreement dated as of December 23, 2007 and the Parties wish to amend the Escrow Agreement upon the terms set forth herein;

WHEREAS, Party B Shareholders desire to assign the right to certain Escrowed Shares to Andy Pang;

WHEREAS, Andy Pang has agreed to comply with the terms and conditions of the Escrow Agreement, as amended.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement.

2. The Appendix I “Release Formula” of the Escrow Agreement is hereby amended to include the following provision:

Zhuang, Yan; Chang, Lin and Wu, LiHong each transfer the right to receive 100,000 Escrowed Shares and Lu, Yong transfers the right to receive 300,000 Escrowed Shares (the 600,000 Escrowed Shares are collectively, referred to herein as the “Transferred Shares”) to Andy Pang.   The Transferred Shares shall be released proportionally to the Escrow Shares held by each member of the KTV Management Team.

3. Andy Pang consents to the terms and conditions of the Escrow Agreement, Amendment No. 1 to the Escrow Agreement and Amendment No. 2 to the Escrow and acknowledges that the Transferred Shares are subject to the Release Formula (1).

4. The Parties agree that Roeztel & Andress, LPA shall replace Arnstein & Lehr, LLP as Escrow Agent, subject to the terms and conditions of the Escrow Agreement.

5. In the event of any inconsistency between any of the terms and conditions of this Amendment No. 2 to the Escrow Agreement and the Amendment No.1 to the Escrow Agreement, the terms and conditions of this Amendment No. 2 to the Escrow Agreement shall prevail and control.  Except as amended by this Amendment No. 2 to the Escrow Agreement, the Escrow Agreement, as amended, and all its terms and conditions are in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No.2 to the Escrow Agreement to be duly executed by their respective officers or principals thereunto duly authorized..

K's Media

Orient Come Holdings Limited

Beijing K's Media Advertising Ltd. Co.

Party B's Shareholders